EXHIBIT 10.3

FOURTH AMENDED AND RESTATED
PROMISSORY NOTE

$100,000.00	September 1, 2013
New York, New York

FOR VALUE RECEIVED, Grandparents.com, Inc., a Delaware corporation (the “Company”), promises to pay to the order of XXX, or his heirs and assigns (the “Holder”), the principal sum of $100,000 together with interest on the outstanding principal balance at the rate of ten percent (10%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate of interest then permitted under Florida law (the “Applicable Rate”). Interest commenced accruing on November 15, 2012 under the Original Note (as defined below) and shall continue to accrue on the outstanding principal balance of this Fourth Amended and Restated Promissory Note (this “Note”) until paid in accordance with the provisions hereof. Notwithstanding the foregoing (and for the avoidance of doubt), interest on this Note shall not be due and payable until the Maturity Date (as defined below). For purposes of this Note, “Business Day” means any day on which banks in New York, New York are generally open for business.

This Note amends, restates and renews, in its entirety (except with respect to the principal amount, as described in the last sentence of this paragraph), that certain Third Amended and Restated Promissory Note executed by the Company on or about July 1, 2013 in favor of the Holder (the Third Amended and Restated Note”), which amended and restated that certain Second Amended and Restated Promissory Note executed by the Company on or about April 2, 2013 in favor of the Holder, which amended and restated that certain Amended and Restated Promissory Note executed by the Company on or about January 31, 2013 in favor of the Holder, which amended and restated that certain Promissory Note in the original principal sum of $200,000 executed by the Company on or about November 15, 2012 in favor of the Holder (the “Original Note”). This Note is a replacement of and is not in addition to the Third Amended and Restated Note. Upon execution and delivery of this Note by the Company to the Holder, the Third Amended and Restated Note shall in all respects be superceded by this Note. The Company and the Holder acknowledge and agree that the principal amount of this Note reflects the unpaid balance of the principal amount due to the Holder after taking into consideration the Company’s payment to the Holder of $100,000 in principal, plus unpaid accrued interest thereon, on or about September 1, 2013.

1.           Maturity. Unless sooner paid in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest under this Note shall become fully due and payable on the earlier of (i) November 1, 2013, or (ii) the receipt by the Company of $1,500,000 in aggregate gross proceeds arising from a debt and/or equity financing (singularly or in combination) after the date of this Note, (the “Maturity Date”), or unless the earlier acceleration of this Note by the Holder upon the occurrence of an Event of Default.

Event of Default. The occurrence of any of the following shall be an “Event of Default”: (i) any material default by the Company of any material agreement to which the Company is a party to; (ii) the failure by the Company to pay any material obligation as such obligation becomes due and payable; (iii) the falsity, inaccuracy or material breach by any Guarantor of any written warranty, representation or statement made or furnished to the Holder by or on behalf of any Guarantor; or (iv) the termination or attempted termination of the Guaranty (as defined below). Upon the occurrence of any Event of Default, the Holder shall be entitled to receive from the Company (i) the maximum amount of interest payable by law from the original date of this Note to the date of payment, and (ii) one warrant for each dollar owed by the Company to the Holder on the date of the Event of Default, exercisable at one cent ($0.01) per share. The warrant shall provide for an exercise period of five (5) years, have a cashless exercise and be in similar form to other warrants that have been issued by the Company. The number of warrants to be issued to the Holder by the Company shall be determined on the date of an Event of Default, and Payment by the Company of any amount due Holder after the date of an Event of Default shall not reduce the number of warrants to be issued to the Holder.

2.           Prepayment. The Company shall have the right to prepay, upon five (5) Business Days written notice to the Holder, any amounts owed under this Note in whole or in part at any time without the prior written consent of the Holder.

3.           Guaranty. Steve Leber and Joseph Bernstein have executed a Joint and Several Guaranty of Payment (the “Guaranty”), a copy of which is attached hereto as Exhibit I, which, among other things, provides for the guarantee of payment (rather than performance) of the loan made hereunder.

4.           Most Favored Nations Provision. From the date hereof until the Maturity Date, in the event the Company issues debt securities having terms more favorable than this Note to any person other than the Holder, the Company and the Holder shall amend this Note to reflect such more favorable terms into this Note.

5.           Negative Covenants. So long as any indebtedness under this Note remains outstanding, the Company shall not permit any Lien to attach to any of the assets of the Company or any Subsidiary, other than Permitted Liens. For purposes of this Note, the term “Lien” shall mean shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

6.           Lost, Stolen, Destroyed or Mutilated Notes. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of such mutilated Note, or in case this Note is lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

7.           Governing Law. This Note is to be construed in accordance with and governed by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof.

8.           Exclusive Jurisdiction; Venue; Agent for Service. This Note has been delivered to, accepted by the Holder in the State of Florida and is payable in the State of Florida and deemed to be made in the State of Florida. The Company hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Miami-Dade County, Florida; provided that nothing contained in this Note will prevent the Holder from bringing any action, enforcing any award or judgment or exercising any rights against the Company, against any security or against any property of the Company within any other county, state or other foreign or domestic jurisdiction. The Company acknowledges and agrees that the venue provided above is a convenient forum for both the Holder and the Company. The Company waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note. The Company hereby irrevocably appoints Steve Leber, having an address of 6181 Hollows Lane, Delray Beach, FL 33484 as its agent for service of process in the State of Florida for purposes of this Note. If the Holder engages any attorney to enforce or construe any provision of this Note, or as a consequence of any default whether or not any legal action is filed, the Company shall immediately pay on demand all reasonable attorneys’ fees and Holder’s other costs, together with interest from the date of demand until paid at the highest rate of interest then applicable to the unpaid principal, as if such unpaid attorneys’ fees and costs had been added to the principal. Attorneys’ fees shall be recoverable at all levels including appellate courts.

9.           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Grandparents.com, Inc.
589 Eighth Avenue, 6th floor

New York NY 10018

XXX

XXX

XXX

Attention: Matthew Schwartz, Vice President & Chief Compliance Officer

With copies (for informational purposes only) to:

Sills Cummis & Gross PC

One Riverfront Plaza

Newark, New Jersey 07102

XXX

XXX

Attention: Jeffrey L. Wasserman, Esq.

If to the Holder:

Mel Harris

XXX

XXX

XXX

XXX

XXX

10.         Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.         Assignment. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein.

12.         Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

13.         Payments. Whenever any payment of cash is to be made by the Company to the Holder pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to the Holder at such address as previously provided to the Company in writing (which address, in the case of the Holder as of the date of issuance hereof, shall initially be the address for the Holder as set forth in Section 9 hereof); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with not less than two (2) Business Days prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any payment to be made shall otherwise be due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day and such extension of time shall be included in the computation of accrued interest.

14.         Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if the Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

15.         Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

16.         Electronic Signatures; Counterparts. This Note may be executed by facsimile or e-mail. Executed counterparts in electronic format, including PDF or e-mail, or facsimile are to be treated as hand-marked originals and shall be of equal import and effect as hand-marked originals and binding.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

GRANDPARENTS.COM, INC.

By:	/s/ Steve Leber
Steve Leber
Chairman & Co-Chief Executive Officer

By:	/s/Joseph Bernstein
Joseph Bernstein
Co-Chief Executive Officer